                                   [REX LOGO]



News Announcement                           For Immediate Release

For further information contact:

Douglas Bruggeman                           Joseph N. Jaffoni, Stewart A. Lewack
Vice President, Finance                     Jaffoni & Collins Incorporated
937/276-3931                                212/835-8500 or rsc@jcir.com


                   REX STORES REPORTS THIRD QUARTER NET INCOME
                   OF $4.1 MILLION, OR $0.32 PER DILUTED SHARE

                   - Third Quarter Comp Store Sales Rise 2% -


Dayton, Ohio (December 2, 2003) -- REX Stores Corporation (NYSE: RSC), a specialty retailer of consumer electronic products and appliances, today announced financial results and comparable store sales for the Company's fiscal 2003 third quarter ended October 31, 2003.

Net income in the fiscal 2003 third quarter was $4.1 million, or $0.32 per diluted share, compared to net income of $4.3 million, or $0.31 per diluted share, in the third quarter of fiscal 2002. Per share results are based on 12,866,000 and 13,791,000 diluted weighted average shares outstanding for the fiscal 2003 and 2002 periods, respectively.

Net sales in the fiscal 2003 third quarter rose 1% to $96.6 million from $95.7 million in the fiscal 2002 third quarter. Comparable store sales for the three months ended October 31, 2003 rose 2% when compared to the same period in 2002. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

Net income in the first nine months of fiscal 2003 was $10.4 million, or $0.82 per diluted share, compared to net income of $13.8 million, or $0.96 per diluted share, in the first nine months of fiscal 2002. Per share results are based on 12,608,000 and 14,482,000 diluted weighted average shares outstanding for the first nine months of fiscal 2003 and 2002, respectively, and reflect a 3-for-2 stock split paid in February 2002. Net sales in the first nine months of fiscal 2003 were essentially flat at $283.4 million compared to the first nine months of fiscal 2002, while comparable store sales rose 2%.

                                     -more-

REX Stores Reports Third Quarter Results, 12/2/03                         page 2


Net income for the third quarter and first nine months of 2003 reflects approximately $3.7 million and $9.9 million, respectively, of pre-tax investment income from the sales of the Company's entire Partnership interest in a synthetic fuel limited partnership. As previously disclosed, the IRS is auditing this limited partnership. Of the amount stated above, approximately $2.2 million and $6.0 million for the third quarter and first nine months of 2003, respectively, of the payments relating to sales of certain portions of the limited partnership interest due the Company during the periods are being held in escrow pending the results of the IRS audit. Future payments due the Company relating to certain of these sales will also be held in escrow pending the completion of the IRS audit.

Commenting on the results, Stuart Rose, Chairman and Chief Executive Officer, stated, "Large-screen, HDTV-ready televisions continued to be a strong category for us in the third quarter as consumers continue to upgrade their home entertainment systems."

The Company will host a conference call and webcast today at 11:00 a.m. EST, which are open to the general public. The conference call numbers are 212/341-7082 or 415/904-7384; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company's website, www.rextv.com, or at www.vcall.com; please allow 15 minutes to register and download and install any necessary software. Following its completion, a telephonic replay of the call can be accessed from 1:00 p.m. to 8:00 p.m. EST that day by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the audio replay is 21167740. Alternatively, a replay will be available on the Internet for 30 days at www.rextv.com or www.vcall.com.

REX Stores Corporation is a leading specialty retailer of consumer electronic products and appliances. As of October 31, 2003, the Company operated 248 stores in 37 states under the trade name "REX."

This news announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include among other things, the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products and technological changes.


                                 -tables follow-

REX Stores Reports Third Quarter Results, 12/2/03                         page 3



                     REX STORES CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)


                                                           Three Months Ended,            Nine Months Ended
                                                        October 31,  October 31,      October 31,   October 31,
                                                           2003         2002             2003          2002
                                                        -----------  -----------      -----------   -----------
NET SALES                                                   $96,556      $95,743         $283,404      $282,349

COSTS AND EXPENSES:
   Cost of merchandise sold                                  67,869       66,825          198,521       196,847
   Selling, general and administrative expenses              26,111       25,716           78,012        76,733
                                                            -------      -------         --------      --------
Total costs and expenses                                     93,980       92,541          276,533       273,580
                                                            -------      -------         --------      --------


INCOME FROM OPERATIONS                                        2,576        3,202            6,871         8,769

INVESTMENT INCOME                                                14           16               54           299
INTEREST EXPENSE                                             (1,275)      (1,388)          (3,773)       (4,238)
GAIN ON SALE OF REAL ESTATE                                     393           --              779            --
INCOME FROM LIMITED PARTNERSHIPS                              3,733        3,854            9,916        13,494
                                                            -------      -------         --------      --------

Income before provision for income taxes                      5,441        5,684           13,847        18,324

PROVISION FOR INCOME TAXES                                    1,360        1,410            3,461         4,475
                                                            -------      -------         --------      --------

NET INCOME                                                  $ 4,081      $ 4,274         $ 10,386      $ 13,849
                                                            =======      =======         ========      ========

WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC                                          10,819       12,179           10,820        12,333
                                                            =======      =======         ========      ========

BASIC NET INCOME PER SHARE*                                 $  0.38      $  0.35         $   0.96      $   1.12
                                                            =======      =======         ========      ========

WEIGHTED AVERAGE SHARES
OUTSTANDING - DILUTED                                        12,866       13,791           12,608        14,482
                                                            =======      =======         ========      ========

DILUTED NET INCOME PER SHARE*                               $  0.32      $  0.31         $   0.82      $   0.96
                                                            =======      =======         ========      ========




* All per share amounts have been adjusted to reflect a 3-for-2 split of the Company's common stock paid on February 11, 2002.


                                     (more)

REX Stores Reports Third Quarter Results, 12/2/03                         page 4





                                     REX STORES CORPORATION AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                (in thousands)


                                                                     October 31,       January 31,        October 31,
                                                                        2003              2003               2002
                                                                     -----------       -----------        ----------
ASSETS:
     Cash and cash equivalents                                         $   1,503         $   1,380          $   1,495
     Accounts receivable, net                                              1,551             3,413                626
     Synthetic fuel receivable                                               655             6,619              5,592
     Merchandise inventory                                               155,354           142,063            167,616
     Prepaid expenses and other                                            2,704             2,567              3,282
     Future income tax benefits                                           10,350            10,350             12,614
                                                                       ---------         ---------          ---------
          Total current assets                                           172,117           166,392            191,225


PROPERTY AND EQUIPMENT, NET                                              131,560           134,563            136,280
OTHER ASSETS                                                               2,596             1,656                 --
FUTURE INCOME TAX BENEFITS                                                 6,070             6,070              7,320
SYNTHETIC FUEL ESCROW                                                      7,886                --                 --
RESTRICTED INVESTMENTS                                                     2,253             2,241              2,237
                                                                       ---------         ---------          ---------

          Total assets                                                 $ 322,482         $ 310,922          $ 337,062
                                                                       =========         =========          =========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:
     Notes payable                                                     $  18,901         $  13,451          $  21,829
     Current portion of long-term debt                                     7,708             5,657              4,845
     Current portion, deferred income and deferred gain
               on sale and leaseback                                      10,985            11,107             11,154
     Accounts payable, trade                                              34,690            27,417             46,075
     Accrued income taxes                                                  1,371                --              3,005
     Accrued payroll                                                       4,885             6,750              5,209
     Other current liabilities                                             8,449             8,669              9,349
                                                                       ---------         ---------          ---------
          Total current liabilities                                       86,989            73,051            101,466
                                                                       ---------         ---------          ---------

LONG-TERM LIABILITIES:
     Long-term mortgage debt                                              57,752            64,426             66,493
     Deferred income                                                      12,632            13,993             13,679
     Deferred gain on sale and leaseback                                      --               348                497
                                                                       ---------         ---------          ---------
          Total long-term liabilities                                     70,384            78,767             80,669
                                                                       ---------         ---------          ---------

Shareholders' equity:
     Common stock                                                            281               277                277
     Paid-in capital                                                     123,677           121,282            119,082
     Retained earnings                                                   168,026           157,640            148,557
     Treasury stock                                                     (126,875)         (120,095)          (112,989)
                                                                       ---------         ---------          ---------
          Total shareholders' equity                                     165,109           159,104            154,927
                                                                       ---------         ---------          ---------

                                                                       ---------         ---------          ---------
          Total liabilities & shareholders' equity                     $ 322,482         $ 310,922          $ 337,062
                                                                       =========         =========          =========


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